EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-252589) of our report dated March 22, 2021, relating to the consolidated financial statements of Vincerx Pharma, Inc., which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

March 22, 2021